CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" within the Prospectus and "Shareholder Services - Statements and Reports" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information and to the use of our reports dated October 28, 2010 relating to AllianceBernstein Tax-Managed Wealth Appreciation Strategy, AllianceBernstein Tax-Managed Balanced Wealth Strategy, AllianceBernstein Tax-Managed Conservative Wealth Strategy (formerly AllianceBernstein Tax-Managed Wealth Preservation Strategy), AllianceBernstein Wealth Appreciation Strategy, AllianceBernstein Balanced Wealth Strategy and AllianceBernstein Conservative Wealth Strategy (formerly AllianceBernstein Wealth Preservation Strategy), each a series of The AllianceBernstein Portfolios, for the fiscal year ended August 31, 2010 which are incorporated by reference in this Post-Effective Amendment No. 76 to the Registration Statement (Form N-1A No. 33-12988) of The AllianceBernstein Portfolios.

                                                          /s/ERNST & YOUNG LLP


New York, New York
December 28, 2010